Exhibit 5.4

1751 Pinnacle Drive, Suite 1000 Tysons, VA 22102 PHONE (703) 590-1234 FAX (703) 590-0366

November 23, 2021

VIA ELECTRONIC MAIL

CDW Technologies LLC

75 Tri-State International

Lincolnshire, Illinois 60069

Subject: Opinion Letter Regarding Virginia Registrant

Dear Sir or Madam:

We are issuing this opinion letter in our capacity as special Virginia counsel to Amplified IT LLC, a Virginia limited liability company (the “Virginia Registrant”). This opinion letter is being delivered in connection with the preparation of the Registration Statement on the Post-Effective Amendment No. 1 to Form S-3 (such registration statement, as it may be subsequently amended or supplemented, is hereinafter referred to as the “Amended Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on November 23, 2021, under the Securities Act of 1933, as amended (the “Securities Act”), by CDW Corporation, a Delaware corporation (the “Company”), CDW LLC, an Illinois limited liability company (“CDW”), CDW Finance Corporation, a Delaware corporation (“CDW Finance”) (CDW and CDW Finance are together referred to as the “Debt Issuers”), CDW Technologies LLC, a Wisconsin limited liability company (“CDW Technologies”), CDW Direct, LLC, an Illinois limited liability company (“CDW Direct”), CDW Government LLC, an Illinois limited liability company (“CDW Government”), CDW Logistics LLC, an Illinois limited liability company (“CDW Logistics”), and the Virginia Registrant. (The Company, CDW Direct, CDW Government, CDW Technologies, CDW Logistics and the Virginia Registrant are hereinafter collectively referred to as the “Guarantors.” The Debt Issuers and the Guarantors are hereinafter collectively referred to as the “Registrants.”)

The Amended Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Rules”), of an unspecified amount of (a) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), (b) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), (c) depositary shares representing fractional interests in shares of Preferred Stock evidenced by depositary receipts of the Company (the “Depositary Shares”), (d) warrants to purchase debt or equity securities of the Company (the “Warrants”), (e) subscription rights to purchase Common Stock or other securities of the Company (the “Subscription Rights”), (f) senior and/or subordinated debt securities of the Debt Issuers (the “Debt Securities”), (g) guarantees of the Debt Securities by the Guarantors (the “Guarantees”), (h) share purchase contracts of the Company (the “Share Purchase Contracts”), and (i) share purchase units of the Company (the “Share Purchase Units”). The Amended Registration Statement also relates to the sale of Common Stock from time to time by certain stockholders of the Company named in a prospectus supplement, pursuant to Rule 415 of the Rules (the “Secondary Shares” and, collectively with the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants, the Subscription Rights, the Debt Securities, the Guarantees, the Share Purchase Contracts and the Share Purchase Units, the “Securities”) in one or more offerings from time to time on a delayed or continuous basis (the “Offerings”) for an aggregate amount to be registered pursuant to Rule 462(b) of the Rules. The Debt Securities will be issued under one or more indentures (the “Indentures”) by and among the Debt Issuers, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The Amended Registration Statement is filed for the express purpose of adding Amplified IT LLC, a subsidiary of the Company, as a co-registrant and Guarantor.

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, limited liability company records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Virginia Registrant; (ii) the resolution adopted by unanimous written consent of the sole member of the Virginia Registrant with respect to the registration of the Guarantees; (iii) the Amended Registration Statement and the relevant exhibits thereto; (iv) the Virginia Registrant Supplement to the Guarantee and Collateral Agreement; (v) the Virginia Registrant Supplement to the Second Amended and Restated Guarantee and Collateral Agreement; and (vi) the Assumption Agreement to the Intercreditor Agreement.

We note that various issues are addressed in the opinion of Kirkland & Ellis LLP, separately delivered to you, and we express no opinion with respect to those matters.

In rendering this opinion, we have, with your permission, relied on certificates of governmental officials and assumed, without investigation, verification or inquiry: (i) the authenticity and completeness of all documents submitted to us as originals; (ii) the conformity to the originals and completeness of all documents submitted to us as copies; (iii) the authenticity and completeness of the originals of all documents submitted to us as copies; (iv) the legal capacity of all natural persons who are signatories to the documents reviewed by us; (v) the genuineness of the signatures on the documents reviewed by us; (vi) the authority of such persons signing on behalf of the parties thereto (other than the Virginia Registrant); and (vii) the due authorization, execution and delivery of all documents by the parties thereto (other than the Virginia Registrant).

We have also assumed that:

(i) the Amended Registration Statement will be effective and will comply with all applicable laws at the time the Debt Securities and Guarantees are offered or issued as contemplated by the Amended Registration Statement;

(ii) A prospectus supplement or term sheet (a “Prospectus Supplement”) has been prepared and filed with the Commission describing the Securities offered thereby and complies with all applicable laws;

(iii) All Debt Securities and Guarantees will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Amended Registration Statement and the applicable Prospectus Supplement;

(iv) The Debt Securities and Guarantees will be issued and sold in the form and containing the terms set forth in the Amended Registration Statement, the applicable Prospectus Supplement and the applicable Indenture;

(v) The Debt Securities and Guarantees offered, as they will be executed and delivered, as well as the terms of the Indentures, as they will be executed and delivered, do not and will not result in a default under or breach of any agreement or instrument binding upon the Virginia Registrant;

(vi) The Registrants will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Debt Securities and Guarantees being offered;

(vii) The Debt Securities and Guarantees offered, as they will be executed and delivered, as well as the terms of the Indentures, as they will be executed and delivered, comply with all requirements and restrictions, if any, applicable to the Virginia Registrant, whether imposed by any court or governmental or regulatory body having jurisdiction over the Virginia Registrant;

(viii) At the time of approval, execution, authentication, issuance and delivery of any Debt Securities and Guarantees, the applicable Indenture will be the valid and legally binding obligation of the Trustee and the Registrants;

(ix) The Virginia Registrant will receive a company benefit from its execution, delivery and issuance of the Guarantees;

(x) The Indentures and the Trustee will have been qualified under the Trust Indenture Act of 1939, as amended;

(xi) A definitive purchase, underwriting or similar agreement (each, a “Purchase Agreement”) with respect to any Debt Securities or Guarantees offered or issued has been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(xii) The Operating Agreement of the Virginia Registrant does not place any additional limitations on the Virginia Registrant’s ability to issue the Guarantees being offered; and

(xiii) The Virginia Registrant has executed or will execute all necessary board resolutions, minutes, or other company authorizations as required to issue the Guarantees being offered.

Based upon the foregoing, but subject to the assumptions, qualifications, and limitations set forth herein, we are of the opinion that:

1. Based solely on a certificate of the Virginia State Corporation Commission, the Virginia Registrant is a limited liability company validly existing under the laws of the Commonwealth of Virginia, and the Virginia Registrant has filed its most recent required annual report, and has not filed articles of dissolution, with the Virginia State Corporation Commission.

2. The Virginia Registrant has the limited liability company power to enter into, and perform its obligations under, each form of the Debt Security and Guarantees.

3. No authorization, consent, approval, or other action by, and no notice to or filing with, any Commonwealth of Virginia governmental authority or regulatory body is required to be obtained or made by the Virginia Registrant in connection with the Virginia Registrant’s approval of each form of Debt Security or Guarantee, except (a) such as have been duly obtained or made and are in full force and effect, (b) which are otherwise exempted under Section 13.1-501 of the Virginia Securities Act, and (c) such as may be required by orders, decrees and the like that are specifically applicable to the Virginia Registrant and of which we have no knowledge; provided, however, that we express no opinion as to securities or blue sky laws or regulations.

4. The Virginia Registrant’s approval of each form of Debt Security or Guarantee, and the Virginia Registrant’s execution and delivery of the Guarantees, do not: (a) constitute a breach or violation of the organizational documents of the Virginia Registrant; or (b) result in a violation of any applicable law, statute, or regulation of the Commonwealth of Virginia (other than those laws, rules, and regulations specifically excluded below or otherwise specifically addressed in this opinion) which, in our experience, is normally applicable to transactions of the type contemplated by the Guarantees, without our having made any special investigation as to the applicability of any specific law, rule or regulation; provided, however, that we express no opinion as to securities or blue sky laws or regulations.

The foregoing opinions are subject to the following additional assumptions and qualifications:

A. Wherever we indicate that our opinion with respect to the existence or absence of facts is “to our knowledge” or with reference to matters of which we are aware or which are known to us, or with similar qualification, our opinion is, with your permission, based solely on the current conscious awareness of the individual attorneys in this firm who have devoted substantive attention to the representation of the Virginia Registrant and without any special or additional investigation undertaken for purposes of this opinion.

B. Our opinion is limited by applicable bankruptcy, receivership, reorganization, insolvency, moratorium, fraudulent conveyance or transfer, and other laws and judicially developed doctrines relating to or affecting creditors’ or secured creditors’ rights and remedies generally and general principles of equity.

C. Except for records of the Virginia Registrant attached to the Certificate of Organization and the filing history of the Virginia Registrant issued by the Commonwealth of Virginia State Corporation Commission as of the date of this opinion, we have not examined the records of the Virginia Registrant, any other Registrant, U.S. Bank National Association, the Trustee, any party to a Purchase Agreement, any holder of the Securities, or any court or any public, quasi-public, private, or other office in any jurisdiction or the files of our firm, and our opinions are subject to matters that an examination of such records would reveal.

D. We have made no examination of, and express no opinion as to, whether or not the Virginia Registrant is or will be in compliance with any representations or warranties, affirmative or negative covenants, or other obligations contained in any Debt Securities, any Guarantees, any Indenture, or any agreement, instrument or document executed in connection with the foregoing.

E. We express no opinion as to compliance by the Virginia Registrant with federal or state laws, statutes, and regulations generally applicable to the conduct of its business or as to consents, approvals, or other actions by federal or state regulatory authorities generally required for the conduct of its business.

F. We express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to the Securities, any Indenture or Purchase Agreement with any state, federal or other laws or regulations applicable to it or (ii) the legal or regulatory status or the nature of the business of any party (other than the Virginia Registrant to the extent expressly set forth herein).

G. We express no opinion herein as to: (i) securities or blue sky laws or regulations; (ii) antitrust or unfair competition laws or regulations; (iii) zoning, land use, or subdivision laws or regulations; (iv) labor, ERISA, or other employee benefit laws or regulations; (v) tax, environmental, racketeering, or health and safety laws or regulations; or (vi) local laws, regulations, or ordinances.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.4 to the Amended Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Amended Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement filed pursuant to Rule 462(b) of the General Rules and Regulations promulgated under the Securities Act with respect to the registration of additional Debt Securities and Guarantees for sale in any offering contemplated by the Amended Registration Statement and shall cover such additional Debt Securities and Guarantees.

The opinions expressed herein are limited to the laws of the Commonwealth of Virginia in effect on the date hereof as they presently apply, and we express no opinion herein as to the laws of any other jurisdiction. These opinions are given as of the date that the Amended Registration

Statement becomes effective under the Act, they are intended to apply only to those facts and circumstances that exist as of such date, and we assume no obligation or responsibility to update or supplement these opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur, or to inform the addressees of any change in circumstances occurring after the date hereof that would alter the opinions rendered herein.

This opinion is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly contained herein. This opinion is furnished to you in connection with the filing of the Amended Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose; provided, however, that Kirkland & Ellis LLP may rely upon this opinion for purposes of issuing its opinion letter of even date herewith relating to the Debt Securities and Guarantees.

Very Sincerely,

/s/ Fluet & Associates, PLLC d/b/a FH+H

Fluet & Associates, PLLC d/b/a FH+H

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